EXHIBIT 99.1

NEWS RELEASE

Contact:	Douglas Kessler COO and Head of Acquisitions (972) 490-9600	Tripp Sullivan Corporate Communications, Inc. (615) 254-3376
ASHFORD HOSPITALITY TRUST ANNOUNCES FINAL TAX REPORTING
INFORMATION FOR 2005 COMMON AND PREFERRED SHARE DISTRIBUTIONS
DALLAS — (January 24, 2006) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the tax reporting (Federal Form 1099-DIV) information for the 2005 distributions on its common shares and its Series A preferred shares.
The income tax treatment for the 2005 distributions for Ashford Hospitality Trust, Inc. Common Stock CUSIP # 044103109 traded on the NYSE under ticker symbol “AHT” is as follows:

				Distribution Type
				Ordinary
Declaration	Record	Payable	Distributions	Taxable	Return of
Dates	Dates	Dates	Per Share	Dividend	Capital
12-15-04	12-31-04	01-18-05	$0.15000	$0.062973	$0.087027
03-09-05	03-31-05	04-15-05	$0.16000	$0.067171	$0.092829
06-15-05	06-30-05	07-15-05	$0.17000	$0.071369	$0.098631
09-15-05	09-30-05	10-15-05	$0.18000	$0.075567	$0.104433

		TOTALS	$0.66000	$0.277080	$0.382920

		PERCENT	100.00%	41.9818%	58.0182%

The $0.20 per common share dividend, declared on December 15, 2005, and distributed on January 16, 2006, will be included in the shareholders’ income for the year 2006.
The income tax treatment for the 2005 distributions for Ashford Hospitality Trust, Inc. Series A Preferred Stock CUSIP # 044103028 on the NYSE traded under ticker symbol “AHT PrA” is as follows:

				Distribution Type
				Ordinary
Declaration	Record	Payable	Distributions	Taxable
Dates	Dates	Dates	Per Share	Dividend
03-15-05	03-31-05	04-15-05	$0.5344	$0.5344
06-15-05	06-30-05	07-15-05	$0.5344	$0.5344
09-15-05	09-30-05	10-15-05	$0.5344	$0.5344
12-15-05	12-31-05	01-16-06	$0.5344	$0.5344

		TOTALS	$2.1376	$2.1376

		PERCENT	100.00%	100.00%

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Final Tax Reporting Information for 2005 Distributions

January 24, 2006
None of the dividends classified above as ordinary income represent “qualified dividend income” and therefore are not eligible for reduced rates.
The Company did not incur any foreign taxes. This information represents FINAL income allocations.
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
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